EXHIBIT 10.6

SECOND AMENDMENT TO
AGREEMENT OF LIMITED PARTNERSHIP

OF

GRIFFIN-AMERICAN HEALTHCARE REIT III HOLDINGS, LP

This Second Amendment to Agreement of Limited Partnership (the “Second Amendment”) of GRIFFIN-AMERICAN HEALTHCARE REIT III HOLDINGS, LP (the “Partnership”) is entered into as of the 6th day of June, 2013, by GRIFFIN-AMERICAN HEALTHCARE REIT III, INC., a Maryland corporation (the “General Partner”), as general partner of the Partnership, and GRIFFIN-AMERICAN HEALTHCARE REIT III ADVISOR, LLC, a Delaware limited liability company (hereinafter sometimes referred to as the “Advisor”).

BACKGROUND INFORMATION
WHEREAS, each of the Partners has previously executed that certain Agreement of Limited Partnership of Griffin-American Healthcare REIT III Holdings, LP dated January 11, 2013 and that certain Amendment to Agreement of Limited Partnership dated April 9, 2013 (collectively, the “Partnership Agreement”). The Partners desire to further amend the Partnership Agreement as set forth below.
NOW, THEREFORE, in consideration of the mutual covenants contained in this Second Amendment, and other good and valuable consideration, the parties covenant and agree as follows:
1.    Capitalized Terms. All capitalized terms used in this Second Amendment, not otherwise defined, have the meaning specified for such terms in the Partnership Agreement.
2.     Amendment to Section 1. Section 1 of the Partnership Agreement is amended by deleting the definition of “Market Value” and replacing it with the following:
“Market Value” means the market value of the REIT Stock as of the date of a Listing Event, which shall be equal to the product of (a) the number of shares of REIT Stock issued and outstanding at the time of the Listing Event, multiplied by (b) the highest average Listed Market Price of a share of REIT Stock over any 20 consecutive trading days during the period beginning on the 30th day after the Listing Date and ending on the 270th day after the Listing Date.
3.    Reaffirmation. In all other respects, the Partnership shall be governed by the terms and conditions of the Partnership Agreement and its Certificate, as amended, all of which are ratified and confirmed.
4.    Counterparts. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of such counterparts shall constitute one and the same agreement.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto, after first being duly sworn, have affixed their hands and seals the day and year first above written.

GENERAL PARTNER: Griffin-American Healthcare REIT III, Inc., a Maryland corporation By: /s/ Jeffrey T. Hanson Name: Jeffrey T. Hanson Title: Chief Executive Officer
INITIAL LIMITED PARTNER/ADVISOR: Griffin-American Healthcare REIT III Advisor, LLC, By: /s/ Danny Prosky Name: Danny Prosky Title: Executive Vice President

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